Exhibit 99.1

B Medical Systems Holding S.A. (in liquidation)

Consolidated annual accounts for the years ended 31 December 2021 and 2020

Op der Hei, 17

L-9809 Hosingen

Luxembourg

R.C.S. Luxembourg : B 94593

Share capital: EUR 31,000

Contents	Page(s)

Report of the Independent Auditors	1

Consolidated balance sheet at 31 December	4

Consolidated profit and loss account 1 January - 31 December	6

Notes to the consolidated annual accounts	7

Report of Independent Auditors

To the Liquidator of B Medical Systems Holding S.A. (in liquidation)

Opinion

We have audited the accompanying consolidated financial statements of B Medical  Systems Holding S.A. (in liquidation) and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of 31 December 2021 and 2020, and the related consolidated profit and loss accounts for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”) which, as described in Note 3.1 to the consolidated financial statements, have been prepared on the basis of accounting principles generally accepted in Luxembourg.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 31 December 2021 and 2020, and the results of its operations for the years then ended in accordance with Luxembourg legal and regulatory requirements relating to the preparation and presentation of the consolidated financial statements.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

As discussed in Note 3.1 to the consolidated financial statements, the Company prepares its consolidated financial statements on the basis of accounting principles generally accepted in Luxembourg, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

Emphasis of Matter

We draw attention to Note 3.1 to the consolidated financial statements, which refers to the Extraordinary Meeting  of  the  sole  Shareholder  of  B  Medical  Systems  Holding  S.A. (in  liquidation)  held  on 4 October 2022, during which it was decided to voluntarily put B Medical Systems Holding S.A. (in liquidation) into liquidation. As further described in Note 3.1, these consolidated financial statements have still been prepared using a going concern basis of accounting. Our audit report is not modified in respect of this matter.

PricewaterhouseCoopers, Société coopérative, 2 rue Gerhard Mercator, B.P. 1443, L-1014 Luxembourg T : +352 494848 1, F : +352 494848 2900, www.pwc.lu

Cabinet de révision agréé. Expert-comptable (autorisation gouvernementale n°10028256)

R.C.S. Luxembourg B 65 477 - TVA LU25482518

Responsibilities of the Liquidator of B Medical Systems Holding S.A. (in liquidation) for the consolidated financial statements

The Liquidator of B Medical Systems Holding S.A. (in liquidation) (the “Liquidator”) is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with Luxembourg legal and regulatory requirements relating to the preparation and presentation of the consolidated financial statements, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, the Liquidator is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the Liquidator either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibility for the Audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

●	exercise professional judgment and maintain professional skepticism throughout the audit;
●	identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements;
●	obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed;
●	evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the Liquidator, as well as evaluate the overall presentation of the consolidated financial statements;
●	conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

PricewaterhouseCoopers, Société coopérative	Luxembourg, 8 December 2022
Represented by

David Schmidt

B Medical Systems Holding S.A. (in liquidation)

Consolidated balance sheet at 31 December

	Note(s)	2021	2020
(in EUR thousands)

ASSETS

Fixed assets

Intangible assets	4	16,380	15,046
- Costs of development		8,662	5,994
- Concessions, patents, licenses, trademarks and similar rights and assets		755	843
- Payments on accounts and intangible assets under development		6,963	8,209

Tangible assets	5	30,511	12,311
- Land and buildings		7,092	2,889
- Plant and machinery		11,554	5,795
- Other fixtures and fittings, tools and equipment		4,354	2,070
- Payments on account and tangible assets under development		7,551	1,557

Financial assets		4,040	4,040
Loans to affiliated undertakings	6	4,040	4,040

Current assets

Stocks	7	37,935	23,194
Raw materials and consumables		18,745	10,402
- Work in progress		378	84
- Finished goods and goods for resale		17,973	12,188
- Payments on account		839	520

Debtors		36,651	26,322
Trade debtors
- becoming due and payable within one year	8	25,909	21,238
Amounts owed by affiliated undertakings	9
- becoming due and payable within one year		1,918	1,765
Other debtors
- becoming due and payable within one year	13	8,824	3,319

Cash at bank and cash in hand		8,204	8,250

Prepayments		2,191	746

Total ASSETS		135,952	89,909

The accompanying notes form an integral part of the consolidated annual accounts.

B Medical Systems Holding S.A. (in liquidation)

Consolidated balance sheet at 31 December

	Note(s)	2021	2020
(in EUR thousands)

CAPITAL, RESERVES AND LIABILITIES

Capital and reserves		24,208	4,466
Subscribed capital	10, 12	31	31
Share premium account	11, 12	10,326	6,386
Reserves
- Other reserves	12	400	731
- Currency translation adjustment		300	1
- Consolidated reserves		(2,349)	(2,769)
Consolidated profit for the financial year	12	10,156	86
Capital investment subsidies	13	5,344	—

Provisions		3,383	2,063
Other provisions	14	3,383	2,063

Creditors		108,361	83,380
Amounts owed to credit institutions
-becoming due and payable within one year	15	15,420	4,695
-becoming due and payable after more than one year		2,883	—

Payments received on account of orders in so far as they are shown separately as deductions from stocks
- becoming due and payable within one year		74	121

Trade creditors
- becoming due and payable within one year		16,508	9,317

Amounts owed to affiliated undertakings	16
- becoming due and payable within one year		28,662	30,250
- becoming due and payable after more than one year		35,910	35,910

Other creditors
- Tax authorities	17	4,886	598
- Social security authorities		573	423
- Other creditors
- becoming due and payable within one year		3,445	2,066

Total CAPITAL, RESERVES AND LIABILITIES		135,952	89,909

The accompanying notes form an integral part of the consolidated annual accounts.

B Medical Systems Holding S.A. (in liquidation)

Consolidated profit and loss 1 January - 31 December

	Note(s)	2021	2020
(in EUR thousands)

PROFIT AND LOSS ACCOUNT

Net turnover	18	111,831	61,887
Variation in stocks of finished goods and in work in progress		4,063	3,552
Work performed by the undertaking for its own purposes and capitalised		5,700	3,680
Other operating income		899	549
Raw materials and consumables and other external expenses		(73,294)	(44,964)
- Raw materials and consumables		(45,872)	(31,214)
- Other external expenses	19	(27,422)	(13,750)
Staff costs	20	(18,829)	(14,987)
- Wages and salaries		(16,407)	(13,206)
- Social security costs
- relating to pensions		(114)	(91)
- other social security costs		(2,281)	(1,676)
- Other staff costs		(28)	(14)
Value adjustments		(10,114)	(7,623)
- in respect of formation expenses and on tangible and intangible fixed assets	4, 5	(7,763)	(7,420)
- in respect of current assets	21	(2,351)	(203)
Other operating expenses		(490)	(584)
Income from other investments and loans forming part of the fixed assets		162	222
- derived from affiliated undertakings		162	162
- other income not derived from affiliated undertakings		—	60
Interest payable and similar expenses		(5,178)	(1,290)
- derived from affiliated undertakings	16	(5,028)	(888)
- other interest and similar expenses		(150)	(402)
Tax on profit or (loss)		(4,594)	(355)
Profit or (loss) after taxation		10,157	87
Other taxes		(1)	(1)
Consolidated profit for the financial year		10,156	86
- attributable to the Group		10,156	86

The accompanying notes form an integral part of the consolidated annual accounts.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 1 - General Information

B Medical Systems Holding S.A. (in liquidation) (hereafter the “Company”) was incorporated on 3 July 2001, for an unlimited period under the name Erusiel S.à r.l. The Company changed its legal name on 1st September 2015. The Company and its subsidiaries form the B Medical Group (the “Group”).

The registered office of the Company is established at 17, Op der Hei, L-9809 Hosingen, Luxembourg.

The Company’s financial year starts on 1 January and ends on 31 December of each year.

The main activity of the Group is to acquire, manufacture and sell technical apparatus, predominantly refrigerators and plastic products and to acquire and process the raw and auxiliary materials required for the manufacture of these products and equipment.

The consolidated annual accounts of the Company are included in the consolidated accounts of Asclepius Holding Ltd, the ultimate parent company of B Medical Systems Holding S.A. (in liquidation) Asclepius Holding Ltd is a company incorporated in the British Virgin Islands whose registered office is established at Flemming House, Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands. Consolidated annual accounts of Asclepius Holding Ltd may be obtained at its registered office.

Note 2 - Consolidation Principles

2.1Consolidation criteria

The consolidated annual accounts of the Company as at 31 December 2021 include its stand-alone Annual accounts and those of all directly or indirectly owned subsidiaries. Subsidiaries are all entities over which the Company exercises control through direct or indirect shareholding of more than one half of the voting rights. Subsidiaries are consolidated using the full consolidation method from the date on which control is transferred to the Group. They are no longer consolidated from the date that control ceases. The figures in the profit and loss account for the acquired companies are reflected on a pro-rata based on their acquisition date in order to reflect only the result since the acquisition date. All intercompany-balances and intercompany transactions have been eliminated.

The accounts of the Group entities have been adjusted when necessary in order to comply with the Group’s accounting policies.

Entities included in the scope of consolidation are listed below:

	Share in
	issued		Consolidation
Name	capital (%)	Country	Method
B Medical Systems S.à r.l.	100	Luxembourg	Fully consolidated
B Medical Systems Holding S.A. (in liquidation)	100	Luxembourg	Parent Company
B Medical Systems North America LLC (1)	100	USA	Fully consolidated
B Medical Systems India Private Limited (2)	99.99	India	Fully consolidated

(1)B Medical Systems North America LLC was formed pursuant to the Limited Liability Company Act of State of Delaware without issuance of shares.
(2)One share is jointly owned by B Medical Systems S.à r.l. and Deputy CEO Jesal Doshi (Director of B Medical Systems India Private Limited).

During the year, the Group acquired B Medical Systems India Private Limited.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 3 - Summary of significant accounting policies

3.1Basis of preparation

The consolidated annual accounts have been prepared in accordance with Luxembourg legal and regulatory requirements under the historical cost convention and going concern assumption, which assumes the realisation of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The decision to voluntarily put the Company into liquidation on 4 October 2022, as further described in note 25, has not impacted the basis of preparation of these consolidated annual accounts. The liquidation is only attributable to the Company, which at the liquidation date has transferred its sole subsidiary (the group B Medical), to another company, which continues to exist as of today.

Accounting policies and  valuation  rules  are, besides the ones laid down by the Law of 19 December 2002, as amended, determined and applied by the Management.

The preparation of the consolidated annual accounts requires the use of certain critical accounting estimates. It also requires the Management to exercise its judgement in the process of applying the accounting policies. Changes in assumptions may have a significant impact on the consolidated annual accounts in the period in which the assumptions changed. Management believes that the underlying assumptions are appropriate and that the consolidated annual accounts therefore present the consolidated financial position and results fairly.

The Management makes estimates and assumptions that may affect the reported amounts of assets and liabilities in the next financial year. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3.2Significant accounting policies

The main valuation rules applied by the Company are the following:

3.2.1Intangible assets

Intangible assets are valued at purchase price including the expenses incidental thereto or at production cost, less cumulated depreciation, amounts written off and value adjustments. Where the Group considers that an intangible asset has suffered from a durable depreciation in value, an additional write-down is recorded to reflect this loss. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

Costs of development

Costs of development are amortised on a straight-line basis over their estimated useful lives, which is 3 years.

Concessions, patents, licences, trademarks and similar rights and assets

All such items are amortised on a straight-line basis over their estimated useful lives, which is as follows:

Licences	4 years
Trademarks	10 years
Test products	3 years

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

3.2.1Intangible assets (cont.)

Payments on account and intangible assets under development

Amounts related to the development of projects and other related expenses are included in the balance sheet when incurred. Development expenditures are capitalised when their future recoverability can be regarded as assured. The expenditure is transferred through "Work performed by the undertaking for its own purposes and capitalised" to assets in use and depreciation commences when the assets are put into operation.

3.2.2Tangible assets

Tangible assets are valued at purchase price including the expenses incidental thereto or at production cost. Tangible assets are depreciated over their estimated useful economic lives.

The depreciation rates and methods applied are as follows:

	Rate of depreciation	Depreciation method
Buildings	4% - 10%	straight-line
Plant and machinery	10% - 25%	straight-line
Office fixtures and fittings, tools and equipment	10% - 33.33%	straight-line
Leased other fixtures and fittings, tools and equipment	33%	straight-line

Land is not depreciated.

Where the Group considers that a tangible asset has suffered from a durable depreciation in value, an additional write-down is recorded to reflect this loss. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

Payments on accounts and tangible assets under development

Amounts related to leasehold improvement and other related expenses, are included in the balance sheet when incurred. The expenditure are transferred to assets in use and depreciation commences when the assets are put into operation.

3.2.3Financial assets

Loans held as fixed assets are valued at nominal value including the expenses incidental thereto.

In case of a durable depreciation in value according to the opinion of the Management, value adjustments are made in respect of fixed assets, so that they are valued at the lower figure to be attributed to them at the balance sheet date. These values adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.4Stocks of raw materials and consumables

Stocks of raw materials and consumables are valued at standard cost or purchase price or standard cost.

Value adjustments are recorded where the market value is lower than the purchase price or standard cost. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

3.2.5Work in progress

Work in progress are valued at standard cost or production cost.

Value adjustments are recorded for as a deduction to standard cost or production cost to reflect the decrease in the value of stocks. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.6Stocks of finished goods and goods for resale

Stocks of finished goods and goods for resale are valued at standard cost or production cost.

Value adjustments are recorded for as a deduction to standard cost or production cost to reflect the decrease in the value of stocks. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.7Stocks – Payments on account

Payments on account represent advance payments on stock and are recorded at their nominal value. They are subject to value adjustments when their recovery is compromised. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.8Debtors

Debtors are valued at their nominal value. They are subject to value adjustments where their recovery is compromised. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.9Prepayments

This asset item includes expenditure incurred during the financial period but relating to a subsequent financial year.

3.2.10Capital investment subsidies

Subsidies received from the Luxembourg government related to the financing of investments are recorded under “Capital and reserves” at their initial value. They are written off using the same method and over the same period as the assets to which they relate.

3.2.11Provisions

Provisions are intended to cover losses or debts the nature of which is clearly defined and which, at the date of the balance sheet, are either likely to be incurred or certain to be incurred but uncertain as to their amount or as to the date on which they will arise.

Provisions may also be created to cover charges which originate in the financial year, the nature of which is clearly defined and which at the date of the balance sheet are either likely to be incurred or certain to be incurred but uncertain as to their amount or the date on which they will arise.

3.2.12Creditors

Debts are recorded at their reimbursement value. Where the amount repayable on account is greater than the amount received, the difference is shown as an asset and is written off over the period of the debt based on a linear method.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

3.2.13Net turnover

The net turnover comprises the amounts derived from the sale of products and the provision of services falling within the Group’s ordinary activities, after deductions of sales rebates and of value added tax and other taxes directly linked to the turnover.

The net turnover includes revenue from lease operations. The revenue is recognized over the contract duration.

3.2.14Foreign currency translation

The Company maintains its accounts in euros (EUR) and the consolidated annual accounts are expressed in this currency.

Transactions expressed in currencies other than EUR are translated into EUR at the exchange rate effective at the time of the transaction.

Cash at bank is translated at the exchange rate effective at the balance sheet date. Exchange losses and gains are recorded in the profit and loss account of the year.

Long-term assets expressed in currencies other than EUR are translated into EUR at the exchange rate effective at the time of the transaction. At the balance sheet date, these assets remain translated at historic exchange rates.

Other assets and liabilities are translated separately respectively at the lower or at the higher of the value converted at the historic exchange rate or the value determined on the basis of the exchange rates effective at the balance sheet date. Solely the unrealised exchange losses are recorded in the profit and loss account. The realised exchange gains are recorded in the profit and loss account at the moment of their realisation.

Assets and liabilities of the annual accounts of foreign subsidiaries are converted at the exchange rate effective at the balance sheet date and the profit and loss statements of these companies are converted at the average exchange rate of the financial period.

Differences arising from the translation of opening shareholders’ equity in accordance with the year-end exchange rate are recorded in consolidated equity under “currency translation reserve” and do not impact the profit or loss account.

3.2.15Statement of Cash Flows

The consolidated statement of cash flows has been prepared using the indirect method in which the net cash flow from operating activities is determined by adjusting profit or loss for the effects of changes in certain items in the consolidated balance sheet, non-cash items and items that relate to financing and investing cash flows.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 4 - Intangible assets

The movements of 2021 are presented as follows:

		Concessions,	Payments on
		patents, licenses,	account and
		trademarks and	intangible
	Costs of	similar rights	assets under
	development	and assets	development	Total
In EUR thousands
Gross book value – 1 January 2021	14,854	1,731	8,209	24,794
Additions for the year	—	160	5,700	5,860
Transfers for the year	6,946	—	(6,946)	—
Gross book value – 31 December 2021	21,800	1,891	6,963	30,654
Accumulated value adjustments – 1 January 2021	(8,860)	(888)	—	(9,748)
Amortizations for the year	(4,278)	(248)	—	(4,526)
Accumulated value adjustments – 31 December 2021	(13,138)	(1,136)	—	(14,274)
Net book value – 31 December 2021	8,662	755	6,963	16,380
Net book value – 1 January 2021	5,994	843	8,209	15,046

Additions for the year mainly relate to development projects in relation to new products to be launched in the coming months.

In 2020, the movements were as follows:

		Concessions,	Payments on
		patents, licenses,	account and
		trademarks and	intangible
	Costs of	similar rights	assets under
	development	and assets	development	Total
In EUR thousands
Gross book value – 1 January 2020	12,058	1,564	7,325	20,947
Additions for the year	—	167	3,680	3,847
Transfers for the year	2,796	—	(2,796)	—
Gross book value – 31 December 2020	14,854	1,731	8,209	24,794
Accumulated value adjustments – 1 January 2020	(4,488)	(687)	—	(5,175)
Amortizations for the year	(4,372)	(201)	—	(4,573)
Accumulated value adjustments – 31 December 2020	(8,860)	(888)	—	(9,748)
Net book value – 31 December 2020	5,994	843	8,209	15,046
Net book value – 1 January 2020	7,570	877	7,325	15,772

Additions for the year mainly related to development projects in relation to new products to be launched in the coming months.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 5 - Tangible assets

The movements of 2021 are as follows:

				Payments on
				accounts and
			Other fixtures	tangible fixed
			and fittings,	assets in the
	Land and	Plant and	tools and	course of
	buildings	machinery	equipment	construction	Total
In EUR thousands
Gross book value - 1 January 2021	8,657	13,117	11,273	1,557	34,604
Additions for the year	4,414	6,517	3,783	7,263	21,977
Disposals for the year	—	(8)	(753)	—	(761)
Transfers for the year	257	603	409	(1,269)	—
Gross book value - 31 December 2021	13,328	20,229	14,712	7,551	55,820
Depreciation - 1 January 2021	(5,768)	(7,322)	(9,203)	—	(22,293)
Depreciations for the year	(468)	(1,361)	(1,408)	—	(3,237)
Reversals for the year	—	8	253	—	261
Depreciation -31 December 2021	(6,236)	(8,675)	(10,358)	—	(25,269)
Net book value - 31 December 2021	7,092	11,554	4,354	7,551	30,551
Net book value - 1 January 2021	2,889	5,795	2,070	1,557	12,311

Additions for the year mainly relate to capacity expansion, including additional manufacturing, testing capacity, and warehouse space.

In 2020, the movements were as follows:

				Payments on
				accounts and
			Other fixtures	tangible fixed
			and fittings,	assets in the
	Land and	Plant and	tools and	course of
	buildings	machinery	equipment	construction	Total
In EUR thousands
Gross book value - 1 January 2020	8,647	13,106	11,382	37	33,172
Additions for the year	91	267	193	1,557	2,108
Disposals for the year	(81)	(289)	(306)	—	(676)
Transfers for the year	—	33	4	(37)	—
Gross book value - 31 December 2020	8,657	13,117	11,273	1,557	34,604
Depreciation - 1 January 2020	(5,350)	(6,488)	(8,062)	—	(19,900)
Depreciations for the year	(418)	(985)	(1,444)	—	(2,847)
Reversals for the year	—	151	303	—	454
Depreciation - 31 December 2020	(5,768)	(7,322)	(9,203)	—	(22,293)
Net book value - 31 December 2020	2,889	5,795	2,070	1,557	12,311
Net book value - 1 January 2020	3,297	6,618	3,320	37	13,272

Note 6 - Loans to affiliated undertakings

On 28 June 2016, the Company granted a loan to Asclepius Holding Limited for an amount of EUR 4,039,860  with  an   effective   date   on   19   February  2016. This loan matured on 19 February 2019 and bore a fixed interest of 4%. The maturity of this loan was extended to 19 February 2023.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 6 - Loans to affiliated undertakings (cont.)

As at 31 December 2021, this loan amounts to EUR 4,039,860 (2020: EUR 4,039,860) and accrued interest amounts to EUR 947,933 (2020: EUR 786,339) and the total interest income of the year amounts to EUR 161,594 (2020: EUR 162,037).

Note 7 - Stocks

As at 31 December 2021 and 2020 stocks mainly comprise finished products such as material used for apparatus, predominantly refrigerators and plastic products and raw material and consumables required for the manufacture of apparatus and equipment.

Note 8 – Trade debtors

Trade debtors are composed of:

In EUR thousands	31 December	31 December
	2021	2020
Trade debtors	26,012	21,317
Value adjustment for doubtful debtors	(103)	(79)
	25,909	21,238

Note 9 - Amounts owed by affiliated undertakings

The amounts owed by affiliated undertakings becoming due and payable within one year are as follows:

In EUR thousands	31 December	31 December
	2021	2020
Receivable from Asclepius Holding Limited	1,829	1,668
Overpayment following the MRPS repurchase	89	89
Other receivables	—	8
	1,918	1,765

Note 10 - Subscribed capital

The subscribed capital, as at 31 December 2021 and 2020, amounts to EUR 31,000 divided into 30,000 ordinary shares fully paid up without nominal value.

Note 11 - Share premium account

The Share premium account amounts to:

In EUR thousands	Ordinary share premium	Total
Share premium – opening balance	6,386	6,386

Addition of the year	3,940	3,940

Share premium – Closing balance	10,326	10,326

During 2021, the loan between Asclepius Capital Limited and B Medical Systems S.à r.l. was contributed down the chain of entities of the group. As a result the share premium of B Medical Systems Holding S.A. (in liquidation) has been increased for an amount of EUR 3,940,000.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 12 - Movements for the year on the reserves and profit/loss items

The movements for 2021 are as follows:

						Consolidated
		Share		Currency		profit for the
	Subscribed	premium	Other	translation	Consolidated	financial
	capital	account	reserves	reserves	reserves	year
In EUR thousands
As at 1 January 2021	31	6,386	731	1	(2,769)	86
Movements for the year:
Allocation of previous year’s profit or loss	—	—	(331)	299	118	(86)
Share premium increase	—	3,940	—	—	—	—
Other movements	—	—	—	—	302
Profit or loss for the financial year	—	—	—	—	—	10,156
As at 31 December 2021	31	10,326	400	300	(2,349)	10,156

Other reserves comprise a reserve constituted for Luxembourg net wealth tax.

The movements for 2020 were as follows:

						Consolidated
		Share		Currency		profit for the
	Subscribed	premium	Other	translation	Consolidated	financial
	capital	account	reserves	reserves	reserves	year
In EUR thousands
As at 1 January 2020	31	6,386	812	0	(4,626)	1,777
Movements for the year:
Allocation of previous year’s profit or loss	—	—	(81)	1	1,857	(1,777)
Profit or loss for the financial year	—	—	—	—	—	86
As at 31 December 2020	31	6,386	731	1	(2,769)	86

Other reserves comprised a reserve constituted for Luxembourg net wealth tax.

Note 13 - Capital investment subsidies

The capital investment subsidies recognized in capital and reserves are related to the following assets:

In EUR thousands
	Gross book	Depreciation	Net book value	Net book value
	value 2021	2021	2021	2020
	(EUR)	(EUR)	(EUR)	(EUR)
Land and building	1,018	(10)	1,008	—
Other fixtures and fittings, tools and equipment	4,685	(349)	4,336	—
Total	5,703	(359)	5,344	—

The payment of the Capital investment subsidies has not been received as at 31 December 2021 and the amount to be received is recognized in Other Debtors.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 14 - Provisions for liabilities and charges

Other provisions are composed by warranties, provision for quality issues and provisions for telecommunication for worldwide products of EUR 3,383,000 (2020: EUR 2,063,241).

Note 15 – Amounts owed to credit institutions

Amounts owed to credit institutions are composed by:

●	a loan agreement contracted during the year 2021 for an amount of EUR 4,000,000 granted by Société Nationale de Crédit et d’Investissement. This loan matures on 31 December 2026 and bears a fixed interest of 1,625%. As at 31 December 2021, the loan amounts to EUR 3,604,000, out of which EUR 720,800 is repayable in 2022. The accrued interest amounts to nil and the total interest charge of the year amounts to EUR 27,109.
●	credit facilities amounting to EUR 14,699,363 (2020: EUR 4,695,212).

Note 16 - Amounts owed to affiliated undertakings

Amounts owed to affiliated undertakings are mainly composed by:

●	a loan agreement contracted on 19 February 2016 for an amount of EUR 35,909,866 granted by Asclepius Holdings Ltd. This loan matures on 19 February 2026 and bears a fixed interest of 1% plus a variable. As at 31 December 2021, accrued interest amounts to EUR 28,660,069.95 (2020: EUR 26,432,084) and the total interest charge of the year amounts to EUR 4,905,826.37 (2020: EUR 360,083).
●	a loan agreement contracted on 9 October 2019 with a retroactive effect on 4 September 2019 for an amount of EUR 10,000,000 granted by Asclepius Capital Ltd. As at 31 December 2020, the loan amounted to EUR 3,000,000. This loan matured 18 months after the date of the first drawdown and bore a fixed interest of 15%. The loan and the related accrued interest have been fully converted to Share premium during the year for EUR 3,940,000. The total interest charge of the year amounts to EUR 122,191.

Note 17 - Provisions for taxation

The Group is subject to tax in the countries listed in the Note 2. The income tax provision is computed by applying the applicable tax rates to the results of the operations, taking into account permanent differences between pre-taxable results for accounting purposes and those for tax purposes.

B Medical Systems Holding S.A. (in liquidation) and B Medical Systems S.à r.l. form a fiscal unity. The corporate income tax and the municipal business tax liabilities on income are recorded in the accounts of the parent company B Medical Systems Holding S.A. (in liquidation), the expense is allocated to the profit generating company.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 18- Net turnover

The net turnover is broken down by geographical markets as follows:

In EUR thousands	2021	2020
Geographical markets:

Africa	44,368	35,105
Americas	12,614	7,556
Asia	24,629	9,088
Europe	12,398	8,569
Middle East – North Africa (MENA)	17,822	1,569

Total	111,831	61,887

Category of activity:

Medical	111,831	61,887

Total	111,831	61,887

Note 19 - Other external expenses

In 2021, other external expenses amounted to EUR 27,422 (2020: EUR 13,750) mainly relate to general and administration services fees.

Note 20 - Staff

The Group employed an average of 288 persons during the financial year broken down by category as follows:

	2021	2020
Employees	136	91
Workers	152	124

Total	288	215

Note 21 - Value adjustments on current assets

Value adjustments on current assets are made up as follows:

In EUR thousands	2021	2020
Value adjustments on inventories	(48)	(421)
Value adjustments on trade receivables	(24)	—
Value adjustment on other receivables	(2,279)	—
Reversal of value adjustments on trade receivables	—	218
Total	(2,351)	(203)

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 22 - Advances and loans granted to the members of the administrative, managerial and supervisory bodies

Respectively in 2019 and 2021, one affiliated undertaking granted loans to two senior members of the Management of the Company. The loans have a short-term maturity and bear interest.

Note 23 - Emoluments granted to the members of the administrative, managerial and supervisory bodies and commitments in respect of retirement pensions for former members of those bodies

No emoluments were granted during the financial period to the members of the administrative managerial and supervisory bodies in that capacity.

Note 24 - Auditor’s fees

The total fees expensed by the Group for the financial  year  to  the  auditor  amounted  to EUR 136,500 (2020: EUR 111,500).

Note 25 - Off balance sheet commitments

The financial commitments are as follows:

In EUR thousands	2021	2020
Commitment Received
Bank guarantees	101	127

Commitment Given
Leasing	462	466
Luxembourg warehouse agreement	1,832	—
Mundra manufacturing facility	3,040	—
Mumbai office	340	—
India warehouse agreement	113	—
US warehouse lease	98	—

Note 26 - Subsequent events

Since February 2022, a number of countries (including amongst others the US, UK and EU) imposed sanctions against certain entities and individuals in Russia as a result of the official recognition of the Donetsk People Republic and Lugansk People Republic by the Russian Federation.

The situation, together with growing turmoil from fluctuations in commodity prices and foreign exchange rates, and the impact to global economies, has driven a sharp increase in volatility across markets. The Liquidator of the Company regard these events for the Group as non-adjusting events after the reporting period.

Although neither the Group’s performance and going concern nor operations, at the date of the approval of these accounts, have been significantly impacted by the above, Management continues to monitor the evolving situation and its impact on the financial position and operations of the Group and has evaluated subsequent events until the date the accounts were available to be issued, and concluded no additional disclosures are required.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated annual accounts

Note 26 - Subsequent events (cont.)

On 3 October 2022, Azenta, Inc. and its affiliates (“Azenta”) acquired B Medical Systems S.à r.l. and its subsidiaries (“B Medical”). Azenta is a leading provider of life sciences solutions worldwide. Azenta paid a total initial cash purchase price at closing of EUR 389 million, as adjusted for cash acquired and other items, as well as the payment of EUR 43 million of outstanding debt held at B Medical and its parent entities. B Medical is eligible to earn up to approximately EUR 50 million in contingent consideration based upon achievement of certain financial metrics.

Both the HSBC / BIL and SNCI loans were repaid in full in September 2022.

Following this transaction, it has been decided to voluntarily put the Company into liquidation during the Extraordinary Meeting of the Sole Shareholder of the Company held on 4 October 2022, as its sole investment has been transferred to Azenta. Asclepius Holding Ltd. has been appointed as Liquidator of the Company.

Note 27 – COVID-19 Pandemic

During March 2020, The World Health Organization characterized the outbreak of coronavirus disease 2019, or COVID-19, as a pandemic. In response to the spread of COVID-19, certain government agencies have mandated various measures and recommended others, in each to protect the public, which have disrupted certain areas of business.

Despite the pandemic, the activity  of the  Group  has  been  successful  during the  years ended 31 December 2020 and 31 December 2021.

Note 28 - Consolidated statement of cash flows for the years ended 31 December 2021 and 2020

(in EUR thousands)	2021	2020
STATEMENT OF CASHFLOWS
Profit/(loss)	10,156	86
Interest Expense/ (Interest Income)	5,016	1,128
Other Non-Cash Adjustment
Depreciation/Amortization	7,763	7,420
Income Taxes Accrued/(Credit)	4,595	356
Other Non-Cash Items	2,350	202
Changes in Operating Assets & Liabilities	(13,065)	(4,423)
Income Taxes Paid	(308)	(2,133)
Cash Flows from Operating Activities	16,507	2,636

Acquisitions of Tangible and Intangible Assets, net of disposals	(27,336)	(5,733)
Cash Flows from Investing Activities	(27,336)	(5,733)

Interest Paid	(2,825)	(4,156)
Proceeds from loans and credit facilities	13,608	2
Cash Flows from Financing Activities	10,783	(4,154)

Net Cash Flows	(46)	(7,251)

Beginning Cash	8,250	15,501
Ending Cash	8,204	8,250